Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinz.com	ir@kraftheinz.com
KRAFT HEINZ REPORTS PRELIMINARY FINANCIAL RESULTS FOR
THE FIRST HALF OF 2019
PITTSBURGH & CHICAGO - August 8, 2019 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported preliminary financial results for the first half of 2019 that reflected lower net sales despite improving consumer takeaway trends in key markets, as well as the adverse impacts of ongoing cost inflation, greater investments, and higher depreciation and amortization expenses. Results also included preliminary non-cash impairment charges related to goodwill and intangible assets that more than offset a one-time gain on the sale of the Company's India nutritional beverages business.
“The level of decline we experienced in the first half of this year is nothing we should find acceptable moving forward," said Kraft Heinz CEO Miguel Patricio. "We have significant work ahead of us to set our strategic priorities and change the trajectory of our business. But in my short time with the company, I have developed a strong appreciation for the affinity consumers around the world continue to have for our brands, the talent and determination of our employees, as well as the commitment of our customers. We have a lot to work with and build upon, and our team is motivated by the opportunity to drive the next phase of growth and profitability for Kraft Heinz and our shareholders."

H1 2019 Financial Summary

	For the Six Months Ended		Year-over-year Change
	June 29, 2019	June 30, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions, except per share data)
Net sales	$12,365	$12,994	(4.8)%	(2.6) pp	(0.7) pp	(1.5)%
Operating income/(loss)	1,296	2,857	(54.6)%
Net income/(loss) attributable to common shareholders	854	1,757	(51.4)%
Diluted EPS	$0.70	$1.43	(51.0)%
Adjusted EBITDA(1)	3,031	3,756	(19.3)%	(3.3) pp
Adjusted EPS(1)	$1.44	$1.89	(23.8)%
For the six months ended June 29, 2019, net sales were $12.4 billion, down 4.8 percent versus the year-ago period, including an unfavorable 2.6 percentage point impact from currency and a net 0.7 percentage point negative impact from acquisitions and divestitures. Organic Net Sales(1) decreased 1.5 percent versus the year-ago period. Pricing was down 1.3 percentage points versus the prior year period, primarily reflecting unfavorable promotional timing in North America, as well as price reductions to reflect lower key commodity(2) costs in the United States. This more than offset higher pricing in certain Rest of

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World markets. Volume/mix decreased 0.2 percentage points as unfavorable changes in retail inventory levels in North America and lower shipments in EMEA and Rest of World markets more than offset solid consumption growth in the United States and Canada.

In connection with the preparation of the first and second quarter financial statements, which occurred concurrently due to the delayed filing of the 2018 Form 10-K, the Company concluded that the fair values of certain goodwill and intangible assets were below their carrying amounts. As a result, the Company recorded non-cash impairment charges(3) to lower the carrying amount of goodwill in certain reporting units (EMEA East, Brazil, United States Refrigerated, and Latin America Exports) by approximately $744 million, primarily based on new five-year operating forecasts for several international businesses that establish revised expectations and priorities for the coming years in response to current market factors. In addition, the Company recorded non-cash impairment charges(3) of approximately $474 million to lower the carrying amount of certain intangible assets, primarily driven by the application of a higher discount rate to reflect the markets' perceived risk in the Company's valuation.
Net income attributable to common shareholders decreased to $854 million and diluted EPS decreased to $0.70, primarily reflecting a $0.89 negative impact from non-cash impairment charges, as well as lower Adjusted EBITDA. Adjusted EBITDA decreased 19.3 percent versus the year-ago period to $3.0 billion, including a negative 3.3 percentage point impact from currency. Excluding the impact of currency, the reduction in Adjusted EBITDA reflected lower organic net sales, higher supply chain costs, and spending behind strategic initiatives. Adjusted EPS decreased 23.8 percent to $1.44, as a combination of lower Adjusted EBITDA and higher depreciation and amortization expenses more than offset lower taxes on adjusted earnings versus the prior year period and higher other income.

H1 2019 Business Segment Highlights
United States

	For the Six Months Ended		Year-over-year Change
	June 29, 2019	June 30, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$8,713	$8,881	(1.9)%	0.0 pp	0.0 pp	(1.9)%
Segment Adjusted EBITDA	2,384	2,793	(14.6)%	0.0 pp
United States net sales were $8.7 billion, down 1.9 percent versus the year-ago period. Pricing decreased 1.8 percentage points, driven by a 0.9 percentage point unfavorable impact from promotional timing versus the prior year period, increased in-store activity behind Lunchables and certain frozen food categories, as well as price reductions to reflect lower key commodity(2) costs in nuts, dairy and coffee. These factors more than offset price increases implemented in select categories, as well as higher commodity-driven prices in bacon. Volume/mix decreased 0.1 percentage points due to unfavorable changes in retail inventory levels and lower foodservice shipments that more than offset innovation-driven gains in frozen meals and dairy snacking, as well as underlying consumption growth across several areas including nuts, refrigerated meal combinations, and cream cheese.
United States Segment Adjusted EBITDA decreased 14.6 percent versus the year-ago period to $2.4 billion, due to lower net sales, cost inflation in procurement, manufacturing and logistics, as well as strategic investments in e-commerce, marketing and people.

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Canada

	For the Six Months Ended		Year-over-year Change
	June 29, 2019	June 30, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$1,010	$1,048	(3.6)%	(4.0) pp	0.0 pp	0.4%
Segment Adjusted EBITDA	264	307	(14.1)%	(3.5) pp
Canada net sales were $1.0 billion, 3.6 percent lower than the year-ago period, including a negative 4.0 percentage point impact from currency. Organic Net Sales increased 0.4 percent versus the year-ago period. Pricing declined 2.3 percentage points, reflecting the timing of promotional costs versus the year-ago period and increased in-store activity to support summer programming. Volume/mix increased 2.7 percentage points as retail consumption growth of nearly 4.0 percent, driven by cheese, condiments and sauces, more than offset retailer inventory de-stocking.
Canada Segment Adjusted EBITDA decreased 14.1 percent versus the year-ago period to $264 million, including a negative 3.5 percentage point impact from currency, driven by the combination of lower pricing and higher input costs, including tariff-related cost increases.

EMEA

	For the Six Months Ended		Year-over-year Change
	June 29, 2019	June 30, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$1,250	$1,392	(10.2)%	(6.1) pp	(1.5) pp	(2.6)%
Segment Adjusted EBITDA	314	388	(19.1)%	(5.3) pp
EMEA net sales were $1.3 billion, down 10.2 percent versus the year-ago period, including a negative 6.1 percentage point impact from currency and a negative 1.5 percentage point impact from the divestiture of a joint venture in South Africa. Organic Net Sales were 2.6 percent lower than the year-ago period. Pricing was down 0.1 percentage points as lower pricing in Italy infant nutrition as well as Russia offset higher pricing in the UK. Volume/mix declined 2.5 percentage points, driven by the adverse impact of extended retailer negotiations in Germany and France and, to a lesser extent, lower soup sales in the UK due to an exceptionally strong prior year comparison. These factors more than offset continued foodservice growth and consumption gains in condiments and sauces, particularly in the UK and the Netherlands.
In the first six months, EMEA Segment Adjusted EBITDA decreased 19.1 percent versus the year-ago period to $314 million, including a negative 5.3 percentage point impact from currency. Excluding the impact of currency, the reduction in Segment Adjusted EBITDA reflected a combination of higher supply chain costs that included adverse transactional currency impacts, lower Organic Net Sales, unfavorable pension and postretirement costs versus the prior year period, and investments in marketing and people.

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Rest of World(4)

	For the Six Months Ended		Year-over-year Change
	June 29, 2019	June 30, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$1,392	$1,673	(16.8)%	(12.7) pp	(4.7) pp	0.6%
Segment Adjusted EBITDA	203	357	(43.0)%	(26.3) pp
Rest of World net sales of $1.4 billion decreased 16.8 percent versus the year-ago period, including a negative 12.7 percentage point impact from currency and a 4.7 percentage point negative impact from the India nutritional beverages divestiture, net of gains from the Cerebos acquisition. Organic Net Sales increased 0.6 percent versus the year-ago period. Pricing increased 1.6 percentage points, primarily driven by higher pricing in Brazil. Volume/mix decreased 1.0 percentage points, as strong growth across several categories in Brazil was more than offset by lower shipments of infant nutrition products in China and declines in New Zealand.
Rest of World Segment Adjusted EBITDA decreased 43.0 percent versus the year-ago period to $203 million, which included a negative 26.3 percentage point impact from currency and an 11.1 percentage point impact from the divestiture of the Company's India nutritional beverages business. Excluding these factors, the decline in Segment Adjusted EBITDA reflected higher supply chain costs and lower sales in Asia Pacific.
End Notes

(1)
Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(3)	Impairment charges for the first half of 2019 are preliminary and subject to finalization of control procedures.

(4)	Rest of World comprises two operating segments: Latin America and Asia Pacific.
Webcast, Conference Call, and Filing Information
A webcast of The Kraft Heinz Company's first half 2019 earnings conference call will be available at ir.kraftheinzcompany.com. The call begins today at 8:30 a.m. Eastern Daylight Time.

The Company is also filing a Form 12b-25 with the SEC today, disclosing that while the Company is unable to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2019 (the “Q2 Form 10-Q”) by the prescribed due date, the Company expects to file the Q2 Form 10-Q on or before the fifth calendar day following the prescribed due date.

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ABOUT THE KRAFT HEINZ COMPANY

For 150 years, we have produced some of the world’s most beloved products at The Kraft Heinz Company (Nasdaq: KHC). Our Vision is To Be the Best Food Company, Growing a Better World. We are one of the largest global food and beverage companies, with 2018 net sales of approximately $26 billion. Our portfolio is a diverse mix of iconic and emerging brands. As the guardians of these brands and the creators of innovative new products, we are dedicated to the sustainable health of our people and our planet. To learn more, visit www.kraftheinzcompany.com or follow us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “commit,” “plan,” "believe," "anticipate," "reflect," "invest," "make," "expect," "deliver," “develop,” "drive," "assess," "evaluate," “establish,” “focus,” “build,” “turn,” “expand,” “leverage,” "grow," "remain," "will," and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, costs and cost savings, legal matters, taxes, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, pipeline, and growth. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers, suppliers and other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or product liability claims; unanticipated business disruptions; the Company’s ability to identify, complete or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures or other investments; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the Company’s ability to successfully execute its strategic initiatives; the impacts of the Company’s international operations; economic and political conditions in the United States and in various other nations where the Company does business; changes in the Company’s management team or other key personnel and the Company’s ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data or breaches of security; impacts of natural events in the locations in which we or the Company’s customers, suppliers, distributors, or regulators operate; the Company’s ownership structure; the Company’s indebtedness and ability to pay such indebtedness; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the derivatives we use; increased pension, labor and people-related expenses; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, , including additional risks and uncertainties related to the Company’s restatement and any potential actions resulting from the Securities and Exchange Commission’s (“SEC”) ongoing investigation, as well as potential additional subpoenas, litigation, and regulatory proceedings; an inability to remediate the material weaknesses in the Company’s internal control over financial reporting or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal controls; the Company’s failure to prepare and timely file its periodic reports; the restatement of certain of the Company’s previously issued consolidated financial statements, which resulted in unanticipated costs and may affect investor confidence and raise reputational issues; the Company’s ability to protect intellectual property rights; tax law changes or interpretations; the impact of future sales of the Company's common stock in the public markets; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the SEC. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release.
To supplement the financial information, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures (i.e., Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, and Adjusted EPS) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), net, provision for/(benefit from) income taxes, and depreciation and amortization (excluding integration and restructuring expenses); in addition to these adjustments, the Company excludes, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), and equity award compensation expense (excluding integration and restructuring expenses). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA and Constant Currency Adjusted EBITDA are tools that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), and U.S. Tax Reform discrete income tax expense/(benefit), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations to the comparable GAAP financial measures for the relevant periods.

	Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended
	March 30, 2019	March 31, 2018
Net sales	$5,959	$6,304
Cost of products sold	3,948	4,040
Gross profit	2,011	2,264
Selling, general and administrative expenses, excluding impairment losses	829	764
Goodwill impairment losses	620	—
Intangible asset impairment losses	—	—
Selling, general and administrative expenses	1,449	764
Operating income/(loss)	562	1,500
Interest expense	321	317
Other expense/(income)	(380)	(90)
Income/(loss) before income taxes	621	1,273
Provision for/(benefit from) income taxes	217	270
Net income/(loss)	404	1,003
Net income/(loss) attributable to noncontrolling interest	(1)	—
Net income/(loss) attributable to common shareholders	$405	$1,003

Basic shares outstanding	1,220	1,219
Diluted shares outstanding	1,224	1,228

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.33	$0.82
Diluted earnings/(loss) per share	0.33	0.82

			Schedule 2
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net sales	$6,406	$6,690	$12,365	$12,994
Cost of products sold	4,324	4,343	8,272	8,383
Gross profit	2,082	2,347	4,093	4,611
Selling, general and administrative expenses, excluding impairment losses	750	756	1,579	1,520
Goodwill impairment losses	124	133	744	133
Intangible asset impairment losses	474	101	474	101
Selling, general and administrative expenses	1,348	990	2,797	1,754
Operating income/(loss)	734	1,357	1,296	2,857
Interest expense	316	316	637	633
Other expense/(income)	(133)	(20)	(513)	(110)
Income/(loss) before income taxes	551	1,061	1,172	2,334
Provision for/(benefit from) income taxes	103	308	320	578
Net income/(loss)	448	753	852	1,756
Net income/(loss) attributable to noncontrolling interest	(1)	(1)	(2)	(1)
Net income/(loss) attributable to common shareholders	$449	$754	$854	$1,757

Basic shares outstanding	1,220	1,219	1,220	1,219
Diluted shares outstanding	1,222	1,226	1,223	1,227

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.37	$0.62	$0.70	$1.44
Diluted earnings/(loss) per share	0.37	0.62	0.70	1.43

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
March 30, 2019
United States	$4,202	$—	$—	$4,202
Canada	450	(21)	—	471
EMEA	607	(49)	—	656
Rest of World	700	(44)	51	693
	$5,959	$(114)	$51	$6,022

March 31, 2018
United States	$4,368	$—	$—	$4,368
Canada	484	—	—	484
EMEA	685	—	10	675
Rest of World	767	39	58	670
	$6,304	$39	$68	$6,197

Year-over-year growth rates
United States	(3.8)%	0.0 pp	0.0 pp	(3.8)%	(3.3) pp	(0.5) pp
Canada	(7.0)%	(4.5) pp	0.0 pp	(2.5)%	(2.2) pp	(0.3) pp
EMEA	(11.5)%	(7.2) pp	(1.4) pp	(2.9)%	0.0 pp	(2.9) pp
Rest of World	(8.7)%	(10.8) pp	(1.3) pp	3.4%	1.1 pp	2.3 pp
Kraft Heinz	(5.5)%	(2.4) pp	(0.3) pp	(2.8)%	(2.4) pp	(0.4) pp

					Schedule 4
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
June 29, 2019
United States	$4,511	$—	$—	$4,511
Canada	560	(21)	—	581
EMEA	643	(36)	—	679
Rest of World	692	(34)	—	726
	$6,406	$(91)	$—	$6,497

June 30, 2018
United States	$4,513	$—	$—	$4,513
Canada	564	—	—	564
EMEA	707	—	11	696
Rest of World	906	101	63	742
	$6,690	$101	$74	$6,515

Year-over-year growth rates
United States	(0.1)%	0.0 pp	0.0 pp	(0.1)%	(0.4) pp	0.3 pp
Canada	(0.7)%	(3.6) pp	0.0 pp	2.9%	(2.4) pp	5.3 pp
EMEA	(8.9)%	(5.0) pp	(1.6) pp	(2.3)%	(0.2) pp	(2.1) pp
Rest of World	(23.6)%	(13.9) pp	(7.7) pp	(2.0)%	2.0 pp	(4.0) pp
Kraft Heinz	(4.2)%	(2.8) pp	(1.1) pp	(0.3)%	(0.3) pp	0.0 pp

					Schedule 5
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Six Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
June 29, 2019
United States	$8,713	$—	$—	$8,713
Canada	1,010	(42)	—	1,052
EMEA	1,250	(85)	—	1,335
Rest of World	1,392	(78)	51	1,419
	$12,365	$(205)	$51	$12,519

June 30, 2018
United States	$8,881	$—	$—	$8,881
Canada	1,048	—	—	1,048
EMEA	1,392	—	21	1,371
Rest of World	1,673	140	121	1,412
	$12,994	$140	$142	$12,712

Year-over-year growth rates
United States	(1.9)%	0.0 pp	0.0 pp	(1.9)%	(1.8) pp	(0.1) pp
Canada	(3.6)%	(4.0) pp	0.0 pp	0.4%	(2.3) pp	2.7 pp
EMEA	(10.2)%	(6.1) pp	(1.5) pp	(2.6)%	(0.1) pp	(2.5) pp
Rest of World	(16.8)%	(12.7) pp	(4.7) pp	0.6%	1.6 pp	(1.0) pp
Kraft Heinz	(4.8)%	(2.6) pp	(0.7) pp	(1.5)%	(1.3) pp	(0.2) pp

	Schedule 6
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended
	March 30, 2019	March 31, 2018
Net income/(loss)	$404	$1,003
Interest expense	321	317
Other expense/(income)	(380)	(90)
Provision for/(benefit from) income taxes	217	270
Operating income/(loss)	562	1,500
Depreciation and amortization (excluding integration and restructuring expenses)	234	199
Integration and restructuring expenses	27	90
Deal costs	8	9
Unrealized losses/(gains) on commodity hedges	(29)	2
Impairment losses	620	—
Equity award compensation expense (excluding integration and restructuring expenses)	9	7
Adjusted EBITDA	$1,431	$1,807

Segment Adjusted EBITDA:
United States	$1,133	$1,392
Canada	121	134
EMEA	143	182
Rest of World	101	144
General corporate expenses	(67)	(45)
Adjusted EBITDA	$1,431	$1,807

			Schedule 7
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income/(loss)	$448	$753	$852	$1,756
Interest expense	316	316	637	633
Other expense/(income)	(133)	(20)	(513)	(110)
Provision for/(benefit from) income taxes	103	308	320	578
Operating income/(loss)	734	1,357	1,296	2,857
Depreciation and amortization (excluding integration and restructuring expenses)	253	235	487	434
Integration and restructuring expenses	14	93	41	183
Deal costs	5	7	13	16
Unrealized losses/(gains) on commodity hedges	(10)	3	(39)	5
Impairment losses	598	234	1,218	234
Equity award compensation expense (excluding integration and restructuring expenses)	6	20	15	27
Adjusted EBITDA	$1,600	$1,949	$3,031	$3,756

Segment Adjusted EBITDA:
United States	$1,251	$1,401	$2,384	$2,793
Canada	143	173	264	307
EMEA	171	206	314	388
Rest of World	102	213	203	357
General corporate expenses	(67)	(44)	(134)	(89)
Adjusted EBITDA	$1,600	$1,949	$3,031	$3,756

			Schedule 8
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
March 30, 2019
United States	$1,133	$—	$1,133
Canada	121	(6)	127
EMEA	143	(12)	155
Rest of World	101	(5)	106
General corporate expenses	(67)	2	(69)
	$1,431	$(21)	$1,452

March 31, 2018
United States	$1,392	$—	$1,392
Canada	134	—	134
EMEA	182	—	182
Rest of World	144	25	119
General corporate expenses	(45)	—	(45)
	$1,807	$25	$1,782

Year-over-year growth rates
United States	(18.6)%	0.0 pp	(18.6)%
Canada	(10.3)%	(4.3) pp	(6.0)%
EMEA	(21.4)%	(6.1) pp	(15.3)%
Rest of World	(29.4)%	(18.8) pp	(10.6)%
General corporate expenses	48.2%	(2.5) pp	50.7%
Kraft Heinz	(20.8)%	(2.3) pp	(18.5)%

			Schedule 9
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
June 29, 2019
United States	$1,251	$—	$1,251
Canada	143	(5)	148
EMEA	171	(9)	180
Rest of World	102	(5)	107
General corporate expenses	(67)	1	(68)
	$1,600	$(18)	$1,618

June 30, 2018
United States	$1,401	$—	$1,401
Canada	173	—	173
EMEA	206	—	206
Rest of World	213	76	137
General corporate expenses	(44)	—	(44)
	$1,949	$76	$1,873

Year-over-year growth rates
United States	(10.7)%	0.0 pp	(10.7)%
Canada	(17.0)%	(2.8) pp	(14.2)%
EMEA	(17.1)%	(4.6) pp	(12.5)%
Rest of World	(52.1)%	(30.2) pp	(21.9)%
General corporate expenses	51.9%	(2.7) pp	54.6%
Kraft Heinz	(17.9)%	(4.3) pp	(13.6)%

			Schedule 10
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Six Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
June 29, 2019
United States	$2,384	$—	$2,384
Canada	264	(11)	275
EMEA	314	(21)	335
Rest of World	203	(10)	213
General corporate expenses	(134)	3	(137)
	$3,031	$(39)	$3,070

June 30, 2018
United States	$2,793	$—	$2,793
Canada	307	—	307
EMEA	388	—	388
Rest of World	357	101	256
General corporate expenses	(89)	—	(89)
	$3,756	$101	$3,655

Year-over-year growth rates
United States	(14.6)%	0.0 pp	(14.6)%
Canada	(14.1)%	(3.5) pp	(10.6)%
EMEA	(19.1)%	(5.3) pp	(13.8)%
Rest of World	(43.0)%	(26.3) pp	(16.7)%
General corporate expenses	50.0%	(2.6) pp	52.6%
Kraft Heinz	(19.3)%	(3.3) pp	(16.0)%

	Schedule 11
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended
	March 30, 2019	March 31, 2018
Diluted EPS	$0.33	$0.82
Integration and restructuring expenses(a)	0.02	0.05
Deal costs(b)	—	0.01
Unrealized losses/(gains) on commodity hedges(c)	(0.02)	—
Impairment losses(d)	0.49	—
Losses/(gains) on sale of business(e)	(0.16)	—
Nonmonetary currency devaluation(f)	—	0.04
U.S. Tax Reform discrete income tax expense/(benefit)(g)	—	(0.02)
Adjusted EPS	$0.66	$0.90

(a)
Gross expenses included in integration and restructuring expenses were $27 million for the three months ended March 30, 2019 ($20 million after-tax) and $90 million for the three months ended March 31, 2018 ($72 million after-tax) and were recorded in the following income statement line items:

•	Cost of products sold included $9 million for the three months ended March 30, 2019 and $78 million for the three months ended March 31, 2018; and

•	SG&A included $18 million for the three months ended March 30, 2019 and $12 million for the three months ended March 31, 2018;

(b)
Gross expenses included in deal costs were $8 million for the three months ended March 30, 2019 ($6 million after-tax) and $9 million for the three months ended March 31, 2018 ($7 million after-tax) and were recorded in SG&A.

(c)
Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were income of $29 million for the three months ended March 30, 2019 ($21 million after-tax) and expenses of $2 million for the three months ended March 31, 2018 ($1 million after-tax) and were recorded in cost of products sold.

(d)	Gross expenses included in impairment losses, all of which related to goodwill, were $620 million for the three months ended March 30, 2019 ($594 million after-tax) and were recorded in SG&A.

(e)	Gross income included in losses/(gains) on sale of business was $246 million for the three months ended March 30, 2019 ($191 million after-tax) and were recorded in other expense/(income).

(f)
Gross expenses included in nonmonetary currency devaluation were $4 million for the three months ended March 30, 2019 ($4 million after tax) and $47 million for the three months ended March 31, 2018 ($47 million after-tax) and were recorded in other expense/(income).

(g)	U.S. Tax Reform discrete income tax expense/(benefit) included a benefit of $20 million for the three months ended March 31, 2018.

			Schedule 12
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Diluted EPS	$0.37	$0.62	$0.70	$1.43
Integration and restructuring expenses(a)	0.01	0.11	0.02	0.17
Deal costs(b)	—	0.01	0.01	0.01
Unrealized losses/(gains) on commodity hedges(c)	(0.01)	—	(0.02)	—
Impairment losses(d)	0.41	0.17	0.89	0.17
Losses/(gains) on sale of business(e)	—	0.01	(0.16)	0.01
Nonmonetary currency devaluation(f)	—	0.02	—	0.06
U.S. Tax Reform discrete income tax expense/(benefit)(g)	—	0.05	—	0.04
Adjusted EPS	$0.78	$0.99	$1.44	$1.89

(a)
Gross expenses included in integration and restructuring expenses were $14 million ($8 million after-tax) for the three months and $41 million ($29 million after-tax) for the six months ended June 29, 2019 and $157 million ($135 million after-tax) for the three months and $247 million ($207 million after-tax) for the six months ended June 30, 2018 and were recorded in the following income statement line items:

•
Cost of products sold included $6 million for the three months and $15 million for the six months ended June 29, 2019 and $79 million for the three months and $157 million for the six months ended June 30, 2018;

•	SG&A included $8 million for the three months and $26 million for the six months ended June 29, 2019 and $14 million for the three months and $26 million for the six months ended June 30, 2018; and

•	Other expense/(income) included expenses of $64 million for the three and six months ended June 30, 2018.

(b)
Gross expenses included in deal costs were $5 million ($5 million after-tax) for the three months and $13 million ($11 million after-tax) for the six months ended June 29, 2019 and $7 million ($6 million after-tax) for the three months and $16 million ($13 million after-tax) for the six months ended June 30, 2018 and were recorded in the following income statement line items:

•	Cost of products sold included $4 million for the three and six months ended June 30, 2018.

•	SG&A included $5 million for the three months and $13 million for the six months ended June 29, 2019 and $3 million for the three months and $12 million for the six months ended June 30, 2018.

(c)
Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were income of $10 million ($8 million after-tax) for the three months and $39 million ($29 million after-tax) for the six months ended June 29, 2019 and expenses of $3 million ($3 million after-tax) for the three months and $5 million ($4 million after-tax) for the six months ended June 30, 2018 and were recorded in cost of products sold.

(d)	Gross impairment losses, which were recorded in SG&A, included the following:

•
Goodwill impairment losses of $124 million ($123 million after-tax) for the three months and $744 million ($717 million after-tax) for the six months ended June 29, 2019 and $133 million ($133 million after-tax) for the three and six months ended June 30, 2018; and

•
Intangible asset impairment losses of $474 million ($374 million after-tax) for the three and six months ended June 29, 2019 and $101 million ($80 million after-tax) for the three and six months ended June 30, 2018.

(e)
Gross expenses/(income) included in losses/(gains) on sale of business were income of $246 million ($190 million after-tax) for the six months ended June 29, 2019 and expenses of $15 million ($15 million after-tax) for the three and six months ended June 30, 2018 and were recorded in other expense/(income).

(f)
Gross expenses included in nonmonetary currency devaluation were $2 million ($2 million after-tax) for the three months and $6 million ($6 million after-tax) for the six months ended June 29, 2019 and $20 million ($20 million after-tax) for the three months and $67 million ($67 million after-tax) for the six months ended June 30, 2018 and were recorded in other expense/(income).

(g)	U.S. Tax Reform discrete income tax expense/(benefit) included expenses of $64 million for the three months and $44 million for the six months ended June 30, 2018.

		Schedule 13
The Kraft Heinz Company Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	June 29, 2019	December 29, 2018
ASSETS
Cash and cash equivalents	$1,452	$1,130
Trade receivables, net	2,049	2,129
Income taxes receivable	105	152
Inventories	3,074	2,667
Prepaid expenses	395	400
Other current assets	1,058	1,221
Assets held for sale	1,035	1,376
Total current assets	9,168	9,075
Property, plant and equipment, net	7,023	7,078
Goodwill	35,989	36,503
Intangible assets, net	48,943	49,468
Other non-current assets	2,078	1,337
TOTAL ASSETS	$103,201	$103,461
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$1	$21
Current portion of long-term debt	1,298	377
Trade payables	4,153	4,153
Accrued marketing	508	722
Interest payable	384	408
Other current liabilities	1,446	1,767
Liabilities held for sale	7	55
Total current liabilities	7,797	7,503
Long-term debt	29,832	30,770
Deferred income taxes	12,128	12,202
Accrued postemployment costs	308	306
Other non-current liabilities	1,459	902
TOTAL LIABILITIES	51,524	51,683
Redeemable noncontrolling interest	2	3
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	57,769	58,723
Retained earnings/(deficit)	(4,140)	(4,853)
Accumulated other comprehensive income/(losses)	(1,807)	(1,943)
Treasury stock, at cost	(291)	(282)
Total shareholders' equity	51,543	51,657
Noncontrolling interest	132	118
TOTAL EQUITY	51,675	51,775
TOTAL LIABILITIES AND EQUITY	$103,201	$103,461